Exhibit 21

W.W. GRAINGER, INC.
Subsidiaries as of December 31, 2008

Acklands - Grainger Inc. (Canada)

-       Excel Industriel

Dayton Electric Manufacturing Co. (Illinois)

Grainger Caribe, Inc. (Illinois)

Grainger International, Inc. (Illinois)

-       Grainger Global Holdings, Inc. (Delaware)

-       Grainger China LLC (China)

-       Grainger Global Trading (Shanghai) Company Limited (China)

-       Grainger India Private Limited (India)

-       Grainger Panama S.A. (Panama)

-       Grainger Services International Inc. (Illinois)

-       MRO Korea Co., Ltd. (Korea)  (49% owned)

-       ProQuest Brands, Inc. (Illinois)

-       MonotaRO Co., Ltd. (Japan)  (38.3% owned)

-       WWG de Mexico, S.A. de C.V. (Mexico)

-       Grainger, S.A. de C.V. (Mexico)

-       WWG Servicios, S.A. de C.V. (Mexico)

Grainger Universal Holdings, Inc. (Delaware)

-       Grainger Paramount Holdings, Inc. (Delaware)

Grainger Worldwide Holdings, Inc. (Delaware)

-       India Pacific Brands (Mauritius) (49.9% owned)

-       Asia Pacific Brands India Private Limited (India)

Lab Safety Supply, Inc. (Wisconsin)

-       Highsmith Acquisition Co. (Wisconsin)